Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Merger

On August 23, 2023 (the “Closing Date”), Pyxis Oncology, Inc., a Delaware corporation (“Pyxis Oncology” or the “Company”), completed the previously announced strategic combination contemplated by that certain Agreement and Plan of Merger, dated as of May 23, 2023 (the “Merger Agreement”), with Apexigen, Inc., a Delaware corporation (“Apexigen”), and Ascent Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Pyxis Oncology (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Apexigen, with Apexigen surviving as a wholly owned subsidiary of Pyxis Oncology (the “Merger”).

At the effective time of the Merger (the “Effective Time”):

a)

Each share of common stock, par value $0.0001 per share, of Apexigen (“Apexigen Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (i) treasury shares, and (ii) any shares of Apexigen Common Stock held directly by Pyxis Oncology or Merger Sub) was automatically converted into the right to receive 0.1725 (the “Exchange Ratio”) shares of common stock, par value $0.001 per share, of Pyxis Oncology (“Pyxis Oncology Common Stock”). No fractional shares of Pyxis Oncology Common Stock were issued in connection with the Merger and the number of shares of Pyxis Oncology Common Stock issued to Apexigen stockholders was rounded down to the nearest whole share.

b)

Each option to purchase shares of Apexigen Common Stock (each, an “Apexigen Option”) outstanding immediately prior to the Effective Time was assumed and converted as of the Effective Time into an option to acquire, on substantially similar terms and conditions as were applicable under such Apexigen Option, the number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen Option immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share), with an exercise price per share equal to the exercise price per share of such Apexigen Option as of immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent).

c)

Each award of restricted stock units of Apexigen (each, an “Apexigen RSU Award”) outstanding as of immediately prior to the Effective Time was assumed and converted as of the Effective Time into an award of Pyxis Oncology restricted stock units, with substantially similar terms and conditions as were applicable under such Apexigen RSU Award, that covers the number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen RSU Award immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share).

d)

Each warrant to purchase shares of Apexigen Common Stock (each, an “Apexigen Warrant”) outstanding immediately prior to the Effective Time was assumed and converted as of the Effective Time into a warrant to acquire, on substantially similar terms and conditions as were applicable under such Apexigen Warrant, a number of shares of Pyxis Oncology Common Stock determined by multiplying the number of shares of Apexigen Common Stock subject to such Apexigen Warrant immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share), with an exercise price per share equal to the exercise price per share of such Apexigen Warrant as of immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent), with any fractional shares to be dealt with in accordance with the terms of such Apexigen Warrant.

Pyxis Oncology issued approximately 4,344,435 shares of Pyxis Oncology Common Stock as a result of the transaction.

Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information is presented to illustrate the effect of the Merger of Pyxis Oncology and Apexigen. The information under the “Unaudited Pro Forma Condensed Combined Balance Sheet” in the table below gives effect to the Merger as if it had taken place on June 30, 2023, the closing date of Pyxis Oncology’s latest period presented and combines the unaudited historical condensed consolidated balance sheet of Pyxis Oncology as of June 30, 2023 with Apexigen’s unaudited historical condensed consolidated balance sheet as of June 30, 2023.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and the year ended December 31, 2022 give effect to the Merger as if it had occurred on January 1, 2022, the first day of Pyxis Oncology’s fiscal year 2022, and combines the historical results of Pyxis Oncology and Apexigen. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 combines the unaudited historical condensed consolidated statements of operations and comprehensive loss of Pyxis Oncology and Apexigen for the six months ended June 30, 2023. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2022, combines the audited historical statements of operations and comprehensive loss of Pyxis Oncology and Apexigen for the year ended December 31, 2022.

The historical financial statements of Pyxis Oncology and Apexigen have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to the transaction accounting adjustments which are necessary to account for the Merger in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information does not include any adjustments not otherwise described herein. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The adjustments presented to the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Merger. The unaudited pro forma condensed combined financial information is based on assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. The combined company believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the transactions based on information available to management at this time and that the unaudited pro forma transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial information;

●

The audited historical consolidated financial statements of Pyxis Oncology for the year ended December 31, 2022 and 2021 and the related notes set forth in the Annual Report on Form 10-K filed with the SEC on March 22, 2023;

●

The unaudited historical condensed consolidated financial statements of Pyxis Oncology for the three and six months ended June 30, 2023, and the related notes set forth in the Quarterly Report on Form 10-Q filed with the SEC on August 11, 2023;

●

The audited historical consolidated financial statements of Apexigen for the year ended December 31, 2022 and 2021 and the related notes set forth in the Annual Report on Form 10-K filed with the SEC on February 22, 2023, and incorporated by reference in this Form 8-K/A; and

●

The unaudited historical condensed consolidated financial statements of Apexigen for the three and six months ended June 30, 2023, and the related notes set forth in the Quarterly Report on Form 10-Q filed with the SEC on August 10, 2023, and incorporated by reference in this Form 8-K/A.

PYXIS ONCOLOGY, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2023

(In thousands)

	Historical
	Pyxis Oncology	Apexigen	Transaction Adjustments	Note 4	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$25,898	$9,369	$(410)	(A)	$34,857
Marketable debt securities, short-term	116,765	—	—		116,765
Restricted cash	1,472	—	—		1,472
Prepaid expenses and other current assets	5,169	1,455	(165)	(B)	6,459
Deferred financing costs, current	—	1,776	(1,776)	(C)	—
Total current assets	149,304	12,600	(2,351)		159,553
Property and equipment, net	12,643	—	—		12,643
Operating lease right-of-use assets	13,283	—	—		13,283
Intangible assets, net	—	—	22,500	(D)	22,500
Deferred financing costs, non-current	—	148	(148)	(C)	—
Other assets	—	335	(335)	(B)	—
Total assets	$175,230	$13,083	$19,666		$207,979
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,305	$3,381	$—		$4,686
Accrued expenses and other current liabilities	7,393	5,362	9,130	(E)	21,885
Operating lease liabilities, current portion	527	—	—		527
Deferred revenue	—	6,662	—		6,662
Total current liabilities	9,225	15,405	9,130		33,760
Operating lease liabilities, net of current portion	20,730	—	—		20,730
Derivative warrant liabilities	—	—	—		—
Total liabilities	29,955	15,405	9,130		54,490
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	39	2	2	(F)	43
Additional paid-in capital	392,900	186,569	(175,841)	(G)	403,628
Accumulated other comprehensive loss	(85)	—	—		(85)
Accumulated deficit	(247,579)	(188,893)	186,375	(H)	(250,097)
Total stockholders’ equity	145,275	(2,322)	10,536		153,489
Total liabilities and stockholders’ equity	$175,230	$13,083	$19,666		$207,979

See the accompanying notes to unaudited pro forma condensed combined financial information.

PYXIS ONCOLOGY, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2023

(in thousands, except share and per share data)

	Historical
	Pyxis Oncology	Apexigen	Transaction Adjustments	Note 4	Pro Forma Combined
Operating expenses:
Research and development	$23,292	$4,689	$—		$27,981
General and administrative	15,783	7,684	—		23,467
Total operating expenses	39,075	12,373	—		51,448
Loss from operations	(39,075)	(12,373)	—		(51,448)
Other income, net:
Interest and investment income	3,329	—	—		3,329
Sublease income	602	—	—		602
Other income, net	—	273	—		273
Total other income, net	3,931	273	—		4,204
Net loss	$(35,144)	$(12,100)	$—		$(47,244)
Net loss per common share - basic and diluted	$(0.95)	$(0.50)	$—		$(1.15)
Weighted average shares of common stock outstanding - basic and diluted	36,878,787	24,442,900	4,344,435	(M)	41,223,222

See the accompanying notes to unaudited pro forma condensed combined financial information.

PYXIS ONCOLOGY, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2022

(in thousands, except share and per share data)

	Historical
	Pyxis Oncology	Apexigen	Transaction Adjustments	Note 4	Pro Forma Combined
Operating expenses:
Research and development	$86,129	$23,035	$3,095	(I)	$112,259
General and administrative	37,352	9,651	1,710	(J)(K)	48,713
Total operating expenses	123,481	32,686	4,805		160,972
Loss from operations	(123,481)	(32,686)	(4,805)		(160,972)
Other income, net:
Interest income	2,764	—	—		2,764
Other income, net	—	617	—		617
Gain on bargain purchase	—	—	2,209	(L)	2,209
Total other income	2,764	617	2,209		5,590
Net loss	$(120,717)	$(32,069)	$(2,596)		$(155,382)
Net loss per common share - basic and diluted	$(3.65)	$(1.62)	$—		$(4.16)
Weighted average shares of common stock outstanding - basic and diluted	33,033,081	19,787,212	4,344,435	(M)	37,377,516

See the accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The preceding unaudited pro forma condensed combined financial information has been prepared in accordance with U.S. GAAP and Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of June 30, 2023 was prepared using the unaudited historical condensed consolidated balance sheets of Pyxis Oncology and Apexigen as of June 30, 2023 and give effect to the Merger as if it occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and the unaudited pro forma combined statement of operations for the year ended December 31, 2022 were prepared using the historical unaudited condensed consolidated statements of operations and comprehensive loss of Pyxis Oncology and Apexigen for the six months ended June 30, 2023 and the historical audited consolidated statements of operations and comprehensive loss of Pyxis Oncology and Apexigen for the year ended December 31, 2022 and give effect to the Merger as if it occurred on January 1, 2022.

The Merger is expected to be accounted for as a business combination using the acquisition method with Pyxis Oncology as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. Under the acquisition method of accounting, assets acquired and liabilities assumed will be recorded based upon their estimated fair values at the Closing Date. Any differences between the estimated fair value of the purchase consideration and the estimated fair value of the assets acquired and liabilities assumed would be recorded to goodwill. Alternatively, any excess of the estimated fair value of such assets and liabilities over the purchase price would be recorded as bargain purchase gain.

The process of valuing the assets and liabilities of Apexigen immediately prior to the Merger, as well as evaluating accounting policies for conformity, is provisional in nature. In addition, the acquisition method of accounting requires the acquirer to recognize the consideration transferred at fair value. The actual accounting may vary based on final analyses of the valuation of assets acquired and liabilities assumed, which could be material. Pyxis Oncology will finalize the accounting for the Merger as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Closing Date.

Both Pyxis Oncology’s and Apexigen’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. The unaudited pro forma condensed combined financial information presented is for informational purposes only and not necessarily indicative of the financial position or results of operations that would have been realized if the Merger had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, or operating synergies that the combined company may achieve as a result of the Merger, any restructuring or other costs to integrate the operations of Pyxis Oncology and Apexigen or the costs necessary to achieve any such cost savings, or operating synergies.

Note 2. Provisional Purchase Price

Pursuant to the Merger Agreement, on the Closing Date, the Apexigen Common Stock that was issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 0.1725 shares of common stock, par value $0.001 per share, of Pyxis Oncology Common Stock. The provisional purchase price was calculated based on the fair value of the common stock of the combined company that Apexigen stockholders owned as of the Closing Date. Accordingly, the accompanying unaudited pro forma condensed combined financial information reflects the provisional estimated purchase price of approximately $10.7 million, which consists of the following (in thousands, except share, per-share information and the exchange ratio):

Amount
Apexigen Common Stock outstanding as of the Effective Time (i)	25,185,491
Exchange ratio	0.1725
Pyxis Oncology Common Stock issued to Apexigen stockholders	4,344,435
Closing price of Pyxis Oncology Common Stock on August 22, 2023 (ii)	$2.2950
Merger consideration	$9,970
Estimated fair value of replacement Apexigen Options attributable to pre-combination service (iii)	125
Estimated fair value of replacement Apexigen RSU Awards attributable to pre-combination service (iv)	19
Estimated fair value of Apexigen Warrants (v)	618
Provisional estimated purchase price	$10,732

(i)	The purchase price was determined based on the number of shares of Apexigen Common Stock of the combined company that Apexigen stockholders owned as of the Effective Time on the Closing Date.

(ii)

The fair value of the Company’s Common Stock issued as consideration transferred was based on the closing price of Pyxis Oncology Common Stock as reported on The Nasdaq Global Select Market on the day prior to the Closing Date.

(iii)

Pursuant to the Merger Agreement, at the Closing Date, Pyxis Oncology replaced approximately 4,128,809 Apexigen Options with approximately 712,181 Pyxis Oncology stock options. The acquisition date fair value of the Apexigen Options replaced with Pyxis Oncology’s stock options was determined by the Black-Scholes option-pricing model and the acquisition date fair value attributable to the pre-combination services of $0.1 million is included in the provisional estimated purchase price.

Additionally, pursuant to the change-in-control provisions in the employment contracts with certain Apexigen employees, unvested Apexigen Options granted to Apexigen executive officers and certain employees vested in full upon closing of the Merger. Accordingly, these Apexigen Options did not require post-combination service and no stock compensation expense was recorded in the unaudited pro forma condensed combined statement of operations.

(iv)

Pursuant to the Merger Agreement, at the Closing Date, Pyxis Oncology replaced approximately 200,000 Apexigen RSU Awards with approximately 34,500 Pyxis Oncology restricted stock units. The acquisition date fair value of the Apexigen RSU Awards replaced with Pyxis Oncology’s restricted stock units was based on the closing price of Pyxis Oncology Common Stock as reported on The Nasdaq Global Select Market on the day prior to the Closing Date. The acquisition date fair value attributable to the pre-combination services of $19 thousand is included in the estimated purchase price.

(v)

Pursuant to the Merger Agreement, at the Closing Date, Pyxis Oncology replaced approximately 5,815,613 Apexigen Warrants with approximately 1,003,191 Pyxis Oncology warrants. The acquisition date fair value of the Apexigen Warrants assumed and converted to Pyxis Oncology warrants is $0.6 million, which is included in the estimated purchase price. The fair value of these replaced warrants was determined using the Black-Scholes option-pricing model and the following assumptions:

	Assumptions
Expected term (in years)	3.93	-	4.94
Expected volatility		95.0%
Risk-free interest rate	4.36%	-	4.50%
Expected dividend yield		0.00%

Note 3. Provisional Purchase Price Allocation

The assumed accounting for the Merger, including the provisional purchase price, is based on provisional amounts, and the associated purchase accounting is not final. The provisional allocation of the purchase price to the acquired assets and liabilities assumed was based upon the provisional estimate of the fair values. For the final estimate of fair values of assets acquired and liabilities assumed of Apexigen, the Company is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Merger. The final amounts allocated to assets acquired and assumed liabilities could differ materially from the amounts presented in the unaudited pro forma condensed combined financial information.

The following table summarizes the provisional purchase price allocation, as if the Merger had been completed on June 30, 2023 (in thousands):

Amount
Assets acquired:
Cash and cash equivalents (i)	$8,959
Prepaid expenses and other current assets	1,290
In-process research and development (“IPR&D”) (ii)	22,500
Total identifiable assets	32,749
Liabilities assumed:
Accounts payable	(3,381)
Accrued liabilities (iii)(iv)	(9,765)
Deferred revenue (v)	(6,662)
Total identifiable liabilities	(19,808)

Net assets acquired	12,941
Total purchase price	10,732
Gain on bargain purchase (vi)	$2,209

(i)

On February 26, 2023, Apexigen approved a retention plan in connection with the corporate restructuring to retain certain employees required to explore strategic alternatives and maintain operations as it explores those strategic alternatives. These employees were granted cash retention bonuses, which became payable in full at the Closing Date. Retention bonuses of $0.4 million were paid by Apexigen in connection with the Merger to certain Apexigen employees on the Closing Date.

(ii)

IPR&D represents the research and development assets of Apexigen which were in-process, but not yet completed, and which Pyxis Oncology has the opportunity to advance. Under ASC 805, acquired IPR&D assets cannot be written off upon acquisition. Instead, acquired IPR&D assets are required to be measured at their acquisition date fair value and considered indefinite-lived intangible assets until the completion or abandonment of the associated research and development efforts.

The intangible asset amounts included in this unaudited pro forma condensed combined financial information are subject to change as additional information becomes available, and such changes could be materially different from the amounts presented herein.

(iii)

In advance of the Merger, Apexigen executed employment agreements with certain Apexigen executive officers and employees. Prior to the Closing Date, certain Apexigen employees were terminated at the discretion of Apexigen which resulted in $0.8 million of severance cost, which is treated as pre-combination compensation expense and included in the liabilities assumed by Pyxis Oncology upon closing of the Merger.

(iv)

The unaudited pro forma condensed combined financial information presented includes liabilities assumed of Apexigen which includes $3.7 million of transaction costs incurred since June 30, 2023 or expected to be incurred by Apexigen, in connection with the Merger, such as advisor fees, legal fees, printer fees, accounting expenses and the cost of Apexigen’s Directors and Officers insurance policy.

(v)

The unaudited pro forma condensed combined financial information presented reflects the early adoption of Accounting Standards Update (“ASU”) 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. Under this new standard, deferred revenue acquired in a business combination is measured pursuant to ASC 606, Revenue from Contracts with Customers, rather than at its assumed acquisition date fair value. Pyxis Oncology early adopted the requirements of ASU 2021-08 and is required to apply the amendments prospectively to all business combinations that occurred on or after January 1, 2023. The adoption of the standard had no retrospective impact to Pyxis Oncology’s or Apexigen’s historical financial statements.

Deferred revenue represents sales-based product royalty payments received under an existing out-licensing agreement for which management determined that the variable consideration was fully constrained as there have been disputes from the counterparty over the obligation to pay Apexigen such royalties under the out-licensing agreement.

(vi)

Gain on bargain purchase is calculated as the difference between the provisional estimates of the fair value assigned to the assets acquired and liabilities assumed and the fair value of the purchase price. The bargain purchase gain is provisional and is subject to change as additional analyses and evaluations are performed.

Note 4 – Pro Forma Adjustments

The pro forma adjustments are based on the available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma adjustments relating to the Apexigen and Pyxis Oncology combined financial information are provisional and subject to change, as additional information becomes available and as additional analyses are performed. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the separate historical audited financial statements of Pyxis Oncology and Apexigen for the year ended December 31, 2022 and the unaudited historical condensed consolidated financial statements of Pyxis Oncology and Apexigen for the six months ended June 30, 2023 which are incorporated by reference in this Form 8-K/A.

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The following pro forma adjustments included in the pro forma condensed combined balance sheet assume that the Merger was consummated on June 30, 2023, and are based on provisional estimates that could change materially as additional information is obtained:

(A)

Reflects a reduction to cash and cash equivalents of $0.4 million for cash retention bonuses paid by Apexigen to certain Apexigen employees on the Closing Date. See Note 3 (i), “Provisional Purchase Price Allocation” for further detail.

(B)	Reflects the elimination of Apexigen's existing insurance policies that were terminated upon the closing of the Merger.

(C)	Reflects the elimination of Apexigen’s deferred financing costs as the amount does not represent an asset for which fair value was ascribed in the purchase accounting.

(D)

Reflects the identifiable intangible asset in the amount of $22.5 million, which represent Apexigen’s IPR&D acquired at the Closing Date. The fair value of the identifiable intangible asset acquired is provisional in nature and based on assumptions that are believed to be reasonable and based on information that is currently available. See Note 3 (ii), “Provisional Purchase Price Allocation” for further detail.

(E)	Reflects the preliminary adjustments to accrued expenses and other current liabilities for the following (in thousands):

Amount
Pro forma adjustments:
Estimated Pyxis Oncology transactions costs (i)	$113
Estimated liability for Apexigen transaction costs (ii)	3,727
Eliminate Apexigen retention bonus accrual (iii)	(136)
Estimated liability for Apexigen severance costs (iv)	812
Estimated severance costs for Apexigen employees (v)	4,614
Net pro forma adjustment to accrued expenses and other current liabilities	$9,130

(i)

Reflects estimated, non-recurring transaction costs of $0.1 million incurred since June 30, 2023 or expected to be incurred by Pyxis Oncology, in connection with the Merger, such as legal fees and accounting expenses. For the Pyxis Oncology transaction costs of $1.3 million, $0.2 million were included in accounts payable and $1.0 million have been accrued as of June 30, 2023, which are included in Pyxis Oncology’s historical financial information.

(ii)

Reflects Apexigen’s estimated, non-recurring transaction costs of $3.7 million incurred since June 30, 2023 or expected to be incurred by Apexigen, in connection with the Merger, such as legal fees, bankers fees, printer fees and accounting expenses. For the Apexigen transaction costs of $5.5 million, $0.6 million of these costs were paid, $0.8 million are included in accounts payable and $0.4 million have been accrued as of June 30, 2023, which are included in Apexigen’s historical financial information. See Note 3(iv), “Provisional Purchase Price Allocation” for further detail.

(iii)

Reflects the elimination of the liability related to the Apexigen cash retention bonus, which was paid by Apexigen on the Closing Date in connection with the Merger. See Note 3(i), “Provisional Purchase Price Allocation” for further detail.

(iv)

Reflects Apexigen’s estimated, non-recurring severance costs of $0.8 million resulting from pre-existing employment agreements of certain Apexigen employees, of which $0.1 million was accrued as of June 30, 2023 and included in Apexigen’s historical financial information. See Note 3(iii), “Provisional Purchase Price Allocation” for further detail.

(v)

Reflects estimated, non-recurring severance costs of $4.6 million resulting from pre-existing employment agreements of certain Apexigen executive officers and employees. The pre-existing agreements result in the payment of severance and benefits upon multiple triggers, including a change-in-control and termination by the acquirer. As a result, this amount reflects the expected severance expense to be recorded by Pyxis Oncology as a result of probable terminations that will occur in connection with or after completion of the Merger.

(F)

Reflects the adjustments to eliminate Apexigen’s historical common stock and record the par value of the estimated Pyxis Oncology Common Stock issued to acquire Apexigen (in thousands): See Note 2, “Provisional Purchase Price” for further detail.

Amount
Pro forma adjustments:
Eliminate historical Apexigen Common Stock	$(2)
Record par value of shares of Pyxis Oncology Common Stock issued to acquire Apexigen (i)	4
Net pro forma adjustment to common stock	$2

(i)	Reflects issuance of 4,344,435 shares of Pyxis Oncology Common Stock to Apexigen stockholders as purchase price to acquire Apexigen.

(G)	Reflects the adjustments to additional paid-in capital for the following (in thousands):

Amount
Pro forma adjustments:
Eliminate Apexigen’s historical additional paid-in-capital	$(186,569)
Fair value of replacement Apexigen Options attributable to pre-combination service (i)	125
Fair value of replacement Apexigen RSU Awards attributable to pre-combination service (ii)	19
Fair value of Apexigen Warrants (iii)	618
Record estimated purchase consideration in excess of the par value of Pyxis Oncology Common Stock issued to acquire Apexigen (iv)	9,966
Net pro forma adjustment to additional paid-in capital	$(175,841)

(i)

Reflects $0.1 million of consideration transferred related to the pre-combination service of the replacement stock options granted to Apexigen employees by Pyxis Oncology, including Apexigen Options accelerated under pre-existing employment agreements with certain Apexigen executives. See Note 2(iii), “Provisional Purchase Price” for further detail.

(ii)

Reflects $19 thousand of consideration transferred related to the pre-combination service of the replacement RSUs granted to Apexigen employees by Pyxis Oncology. See Note 2(iv), “Provisional Purchase Price” for further detail.

(iii)

Reflects $0.6 million of acquisition date fair value of Apexigen Warrants assumed and converted into Pyxis Oncology warrants upon closing of the Merger. See Note 2(v), “Provisional Purchase Price” for further detail.

(iv)	Represents the estimated purchase price in excess of the par value of Pyxis Oncology Common Stock issued to acquire Apexigen. See Note 2, “Provisional Purchase Price” for further detail.

(H)	Reflects the adjustments to accumulated deficit for the following (in thousands):

Amount
Pro forma adjustments:
Eliminate Apexigen’s accumulated deficit	$188,893
Estimated Pyxis Oncology transaction costs (i)	(113)
Estimated severance costs for Apexigen employees (ii)	(4,614)
Record gain on bargain purchase (iii)	2,209
Net pro forma adjustment to accumulated deficit	$186,375

(i)	Reflects estimated, non-recurring transaction costs to be incurred by Pyxis Oncology post June 30, 2023, in connection with the Merger. See adjustment (E)(i) above for further detail.

(ii)

Reflects estimated, non-recurring severance costs of $4.6 million for Apexigen employees that will be incurred by Pyxis Oncology, in accordance with employment and related agreements that were executed in advance of the Merger. Refer to adjustment (E)(v) for further detail.

(iii)	Reflects non-recurring gain on bargain purchase of $2.2 million in connection with the Merger. See Note 3(vi), “Provisional Purchase Price Allocation” for further detail.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

The following pro forma adjustments included in the pro forma condensed combined statement of operations assume that the Merger was consummated on January 1, 2022, and are based on provisional estimates that could change materially as additional information is obtained.

(I)

Reflects estimated, non-recurring severance costs of $3.1 million related to planned termination of Apexigen employees within the research and development function, by Pyxis Oncology post-closing of the Merger, in accordance with employment and related agreements that were executed in advance of the Merger. Refer to adjustment (E)(v) for further detail.

(J)

Reflects estimated, non-recurring severance costs of $1.6 million related to planned termination of Apexigen employees within the general and administration function, by Pyxis Oncology post-closing of the Merger, in accordance with employment and related agreements that were executed in advance of the Merger. Refer to adjustment (E)(v) for further detail.

(K)

Reflects estimated, non-recurring transaction costs of $0.1 million incurred since June 30, 2023 or expected to be incurred by Pyxis Oncology, in connection with the Merger, such as legal fees and accounting expenses. Refer to adjustment (E)(i) for further detail.

(L)

Reflects the provisional gain on bargain purchase adjustment of $2.2 million as a result of the Merger, which represents the excess of the fair value of the assets acquired and liabilities assumed over the provisional purchase price. See Note 3(vi), “Provisional Purchase Price Allocation” for further detail.

(M)

The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net loss for the year ended December 31, 2022 and the six months ended June 30, 2023. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the total number of shares of common stock of the combined company outstanding as of the Closing Date. For the year ended December 31, 2022 and the six months ended June 30, 2023, the pro forma weighted average shares outstanding has been calculated as follows:

	Six Months Ended June 30, 2023	Year Ended December 31, 2022
Pyxis Oncology’s weighted average shares outstanding	36,878,787	33,033,081
Shares of Pyxis Oncology Common Stock issued to Apexigen stockholders upon closing of the Merger	4,344,435	4,344,435
Pro forma combined weighted average number of shares of common stock outstanding —basic and diluted	41,223,222	37,377,516

Note 5 – Income Taxes

Both Pyxis Oncology and Apexigen have a history of generating net operating losses and maintain a full valuation allowance against their net deferred tax assets. As a result, both entities have not previously reflected an income tax benefit or expense within the financial statement period presented. Management has not identified any changes to the income tax positions due to the Merger that would result in an incremental tax expense or benefit. Accordingly, no tax-related adjustments have been reflected for the pro forma adjustments.

Additionally, Pyxis Oncology has considered the impact of the business combination fair value and other pro forma adjustments that impact current and deferred taxes, and due to the significant valuation allowances, no adjustments to current or deferred taxes are needed (but will have certain presentational adjustments in the deferred tax component section of footnotes). As such, post-closing of the Merger there will be a full valuation allowance against deferred tax assets resulting in no overall impact on deferred taxes.